EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-262368 and No. 333-267058) of Catalyst Bancorp, Inc. of our report dated March 28, 2025, relating to the consolidated financial statements of Catalyst Bancorp, Inc included in Catalyst Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Castaing, Hussey & Lolan, LLC

New Iberia, Louisiana

Date: March 28, 2025